Exhibit 99.1

 Abiomed Announces FDA 510(k) Clearance for New Intra-Aortic Balloon
  and Development of Integrated Console, the iPulse, for the Balloon,
                          BVS 5000 and AB5000


   - Abiomed Enters $200M Balloon Pump Market with 160,000 Patients
                               Annually

    - Broadens and Complements Abiomed Portfolio Across Spectrum of
                          Circulatory Support


    DANVERS, Mass.--(BUSINESS WIRE)--Dec. 20, 2006--Abiomed, Inc. (NASDAQ: ABMD) today announced U.S. Food and Drug Administration (FDA) clearance of its new intra-aortic balloon (IAB); an easy-to-insert, minimally invasive technology designed to enhance blood flow to the heart and other organs for patients with diminished heart function. The clearance by the FDA culminates more than two years of internal research and development and reflects Abiomed's leading expertise and core competency in advanced circulatory care technologies. This new balloon was subject to extensive reliability testing and successfully demonstrated a life of over eight million cycles, which equates to more than 90 days of continuous operation. In addition to the IAB, Abiomed has developed a combination console platform, the iPulse(TM), currently under regulatory review and pending approval, to support the new IAB. The new iPulse console will also support Abiomed's BVS and AB5000 Circulatory Support Systems, as well as new product introductions by Abiomed in the future. The iPulse is also designed to be compatible with other OEM's balloons as well.

    The IAB extends Abiomed's clinical and market reach further upstream in acute patient care, including direct usage in the intensive care unit (ICU). The IAB complements Abiomed's products in the cardiac catheterization (cath) lab and surgical suite, allowing access to more acute patients. There are an estimated 1.1 million acute heart failure patients annually in the United States alone, with such conditions as acute myocardial infarction (AMI or heart attack), cardiogenic shock, myocarditis, postcardiotomy cardiogenic shock, or patients needing support for high-risk cardiac procedures. Abiomed's 8 French IAB is inserted percutaneously into a patient's descending aorta and inflates and deflates in counterpulsation to a patient's heart rhythm.

    The new iPulse console will now support procedures with associated Medicare reimbursement that extends across four diagnostic related groups (DRGs 110, 111, 525, 103) ranging from $15,000 to $180,000 per patient stay. The return on capital investment for the iPulse console can be achieved in less than six months.

    "We believe this IAB offering and integrated iPulse console provide an opportunity to accelerate our revenue growth as we launch these products in the global markets. We also expect the technology to fuel demand for our AB5000 consoles and ventricles as we leverage our installed base in the surgical suite, where roughly one third of intra-aortic balloons are inserted," said Michael R. Minogue, Chairman, CEO and President of Abiomed. "Abiomed plans to enter this $200 million additional market consisting of 160,000 patients with a combination of our IAB, Impella and AB5000 technologies to achieve the best recovery outcomes. Abiomed has the most extensive portfolio of circulatory care technologies in the industry and a strong platform for new product introductions."

    "Intra-aortic balloons are the first line of therapy and one of the most utilized technologies for circulatory support," stated William O'Neill, M.D., Professor of Cardiology & Executive Dean for Clinical Affairs, Miami University. "From its new intra-aortic balloon to the Impella in the cath lab for high-risk angioplasty, Abiomed now has a full line of prophylactic and therapeutic solutions to recover or protect the failing heart."

    "There is a definite need for a spectrum of care in circulatory support for patients suffering hemodynamic instability. A clinical strategy that provides support from IAB to Impella to AB5000 allows physicians to tailor the therapy based on patient need," said Robert
L. Kormos, M.D., Co-Director Heart Transplantation, Director Artificial Heart Program and Medical Director of the McGowan Institute for Regenerative Medicine in Pittsburgh, PA.

    "There is a need for both continuous flow and pulsatile flow to maximize recovery outcomes. With the Impella and iPulse consoles, Abiomed provides optimal support for acute patients whether they are in pre-shock or profound shock," said Robert Dowling, M.D., Professor of Surgery at the University of Louisville School of Medicine and Jewish Hospital.

    Abiomed expects to begin shipping its integrated iPulse console outside the U.S. during fiscal fourth quarter ending March 31, 2007. Following FDA approval of the pre-market application (PMA) supplement to the existing console, Abiomed's initial introduction of the new iPulse is expected in the summer of 2007 to leading heart hospitals.

    This innovative IAB technology strengthens Abiomed's portfolio of products, which now includes three platforms (Impella, iPulse, and AbioCor) and consists globally of seven disposable devices that span the cath lab to the intensive care unit to the surgery suite.

    CONFERENCE CALL AND WEBCAST INFORMATION

    A conference call and webcast to discuss Abiomed's new IAB is scheduled for 9:00 AM Eastern, December 21, 2006. To participate in this call within the U.S. and Canada, dial 888-396-2369; international callers should dial 617-847-8710. The conference ID is 43758491. A replay of the call will be available two hours after the call and will be available for one week. To access the replay within the U.S. and Canada, dial 888-286-8010; international callers should dial 617-801-6888. A webcast of the call, which will be live and then archived, will also be available at www.abiomed.com.

    ABOUT ABIOMED

    Based in Danvers, Massachusetts, Abiomed, Inc., is a leading developer, manufacturer and marketer of medical products designed to assist or replace the pumping function of the failing heart. Abiomed currently manufactures and sells the AB5000(TM) Circulatory Support System and the BVS(R) 5000 Biventricular Support System for the temporary support of all patients with failing but potentially recoverable hearts. The Company also developed the AbioCor(R) Implantable Replacement Heart. In Europe, Abiomed offers the minimally invasive Impella(R) Circulatory Support System under CE Mark approval. The Impella(R) 5.0 and 2.5 are investigational devices limited by Federal Law solely to investigational use in the United States. Other Impella devices are not yet available for sale in the United States. For additional information please visit: www.abiomed.com.

    FORWARD-LOOKING STATEMENTS

    This Release contains forward-looking statements, including statements regarding development of Abiomed's existing and new products, the Company's progress toward commercial growth, and future opportunities. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company's filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

    CONTACT: Abiomed, Inc.
             Daniel J. Sutherby, 978-646-1812
             Chief Financial Officer
             ir@abiomed.com
             or
             Liza Heapes, 978-646-1668
             Media Relations
             mediarelations@abiomed.com